MGP INGREDIENTS ANNOUNCES TEMPORARY IDLING OF OPERATIONS AT TWO KENTUCKY DISTILLING FACILITIES
Reaffirms full year 2026 financial outlook

ATCHISON, Kan. (April 7, 2026) — MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of branded and distilled spirits and food ingredient solutions, today announced plans to temporarily idle distilling operations at its Limestone Branch Distillery in Lebanon, Kentucky and Lux Row Distillers in Bardstown, Kentucky, as the company adjusts production levels to align with its current inventory levels.

MGP will continue distilling operations at its largest facility in Lawrenceburg, Indiana, to support its brands, clients, and customers.

The temporary idling will take effect on May 1, 2026. MGP expects to resume distilling operations when inventory levels support additional production, which could be as early as 12 months after that date. The decision will affect 33 employees across the two facilities. MGP is working directly with those impacted to support them through the transition.

Other operations, including warehousing, bottling and barrel programs, will continue. The visitor centers at both distilleries will also remain open and continue to offer their full complement of immersive experiences that includes tours, tastings, retail offerings, limited release bottles and on-site engagements.

“The American whiskey market continues to be structurally oversupplied, with excess capacity and elevated inventory. Like many companies across the industry, we are navigating a challenging environment and taking steps to better align our operations with current inventory levels while supporting our efficiency and productivity goals,” said Julie Francis, president and CEO of MGP Ingredients. “As a result, we have made the difficult decision to temporarily idle distilling operations at these two facilities. This decision was not made lightly. We are grateful for the contributions of our teams, committed to supporting those impacted, and remain confident these distilleries will continue to play an important role in our business in the future.”

The temporary idling is not expected to impact the availability of MGP’s products or services to clients or customers.

The company reaffirms its consolidated 2026 sales, adjusted EBITDA, and adjusted basic EPS guidance announced in its earnings press release issued on February 25, 2026.

About MGP Ingredients, Inc.
MGP Ingredients Inc. (Nasdaq: MGPI) has been formulating excellence since 1941 by bringing product ideas to life across the alcoholic beverage and specialty ingredient industries through three segments: Branded Spirits, Distilling Solutions, and Ingredient Solutions. MGPI is one of the leading spirits distillers with an award-winning portfolio of premium brands including Penelope, Rebel, Remus, and Yellowstone bourbons and El Mayor tequila, under the Luxco umbrella. With distilleries in Indiana and Kentucky; a tequila distillery in Arandas, Mexico; and bottling operations in Missouri, Ohio, and Northern Ireland, the company creates distilled spirits for customers including many world-renowned spirits brands. In addition, the company’s high-quality specialty fiber, protein, and starch ingredients provide functional, nutritional, and sensory solutions for a wide range of food products. To learn more visit MGPIngredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the outlook and guidance of MGP Ingredients, Inc. (the “Company” or “MGP”), when distilling operations are excepted to resume, and the impact of the facility idling. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively and any effects of industry dynamics and market conditions; unfavorable economic conditions; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; any inability to successfully complete our capital projects or fund capital expenditures or any warehouse expansion issues; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions, and restrictions; litigation or legal proceedings; limited rights of common stockholders and anti-takeover provisions in our governing documents; the impact of issuing shares of our common stock; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; inability to successfully implement our strategies; interest rate increases; reliance on key personnel; impairment charges; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends and make any share repurchases. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

For More Information Contact:

For Investor Relations:
investor.relations@mgpi.com

For Media Inquiries:
Amy Clark
amy@thebrandguild.com